MELVIN WILLIAMS JOINS SEARCHLIGHT MINERALS CORP. AS
CHIEF FINANCIAL OFFICER

HENDERSON, Nevada (June 16, 2006) – Searchlight Minerals Corp. (OTC BB: SRCH) (the “Company”), today announced that Melvin L. Williams has joined the Company’s senior management team as Chief Financial Officer.

Mr. Williams is a certified public accountant with over 18 years’ experience in the public accounting industry with the firm of Cupit, Milligan, Ogden and Williams in Reno, Nevada. During this period, he provided auditing, consulting, merger/acquisition, valuation and tax services to private and publicly traded companies in the manufacturing, technology, mining, healthcare and service industries, as well as to various nonprofit organizations.

From 1984 until 1987, Mr. Williams served on the accounting staff of the University of Oregon Foundation, a private fund raising entity that also maintains endowment and trust investments for the continuing support of the University.

“We are very pleased to welcome Melvin to the Searchlight management team,” stated Ian McNeil, President and Chief Executive Officer of the Company. “His extensive experience with development and early-stage companies and within the mining industry should allow him to play a key role in the ability of Searchlight to successfully execute an aggressive growth strategy in coming years.”

Mr. Williams, a member of the American Institute of Certified Public Accountants (AICPA) since 1989, is also a member of the Nevada Society of CPAs (NSCPA) and the Institute of Management Accountants (IMA). He earned a Bachelor of Business Administration degree at the University of Oregon in 1983.

About Searchlight Minerals Corp.

Searchlight Minerals Corp. is a dynamic minerals exploration company focused on the acquisition and development of projects in the southwestern United States. The Company is currently involved in two projects: (1) the Clarkdale Slag Reclamation Project, which seeks to recover base and precious metals from the reprocessing of slag material produced from the smelting of copper ores from former mines in Jerome, Arizona; and (2) the Searchlight Gold Project, which involves the exploration for precious metals on mining claims near Searchlight, Nevada.

Searchlight Minerals Corp. is headquartered in Henderson, Nevada, and its common stock is listed on the OTC Bulletin Board under the symbol “SRCH”.

For additional information, please visit the Company’s website at www.searchlightminerals.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this press release. A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following: the Company’s limited operating history, uncertainties about the availability of additional financing, geological or mechanical difficulties affecting the Company’s planned geological work programs, uncertainties involving estimates of mineralized material, operational risks, environmental risks, financial risks, currency risks, the dependence on joint venture partners, and other risks discussed in the Company’s periodic report filings with the Securities and Exchange Commission. These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures. The Company cannot always predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For Additional Information, Please Contact:

Ian McNeil, President and CEO at (702) 939-5247 or via email at info@searchlightminerals.com